Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Obalon Therapeutics, Inc.

Carlsbad, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-213988, 333-218482, 333-224864, 333-232759, 333-235876, and 333-236062), Form S-3 (Nos. 333-221264 and 333-227160), and Form S-1 (Nos. 333-229142, 333-232276, and 333-236327) of Obalon Therapeutics, Inc. (“Company”) of our report dated March 12, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 12, 2021